UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 or 15(d) of THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 19, 2017

INTERCONTINENTAL EXCHANGE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36198	46-2286804
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

5660 New Northside Drive, Third Floor, Atlanta, Georgia 30328

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (770) 857-4700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a) The Annual Meeting of Stockholders of Intercontinental Exchange, Inc. (the “Company”) was held on May 19, 2017. At the close of business on March 21, 2017, which was the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were 593,453,729 outstanding shares of common stock eligible to vote at the Annual Meeting, constituting all of the outstanding voting securities of the Company.

(b) The results of the matters submitted to a stockholder vote at the Annual Meeting are as follows:

1. Election of Directors: Our stockholders elected the following eleven directors to each serve a one-year term expiring on the date of the 2018 Annual Meeting of Stockholders or until his or her earlier resignation or successor has been duly elected and qualified:

	For	Against	Abstain	Broker Non-Votes
Ann M. Cairns	499,435,052	828,964	281,543	29,758,260
Charles R. Crisp	491,041,844	9,185,635	318,080	29,758,260
Duriya M. Farooqui	499,332,218	895,079	318,262	29,758,260
Jean-Marc Forneri	491,055,496	9,170,644	319,419	29,758,260
Lord Hague of Richmond	498,123,085	2,093,156	329,318	29,758,260
Fred W. Hatfield	498,495,161	1,732,655	317,743	29,758,260
Thomas E. Noonan	499,557,003	670,349	318,207	29,758,260
Frederic V. Salerno	431,845,522	68,272,031	428,006	29,758,260
Jeffrey C. Sprecher	487,640,608	8,914,635	3,990,316	29,758,260
Judith A. Sprieser	491,324,339	8,939,333	281,887	29,758,260
Vincent Tese	370,175,636	129,940,554	429,369	29,758,260

2. Advisory Resolution on Executive Compensation: Our stockholders approved, on an advisory basis, the compensation of our named executive officers. As previously disclosed, our Board has determined to hold advisory votes on executive compensation annually.

For	Against	Abstain	Broker Non-Votes
483,968,505	16,036,255	540,799	29,758,260

3. Advisory Vote on Frequency of Future Advisory Votes on Executive Compensation: Our stockholders approved , on an advisory basis, that stockholders have an advisory vote on executive compensation on an annual basis. Our Board recommended voting for “annual” advisory votes on executive compensation.

1 Year	2 Years	3 Years	Abstain
457,115,951	1,678,304	41,285,437	465,867

4. Approval of the 2017 Omnibus Employee Incentive Plan: Our stockholders approved the 2017 Omnibus Employee Incentive Plan.

For	Against	Abstain	Broker Non-Votes
483,222,427	17,154,495	168,637	29,758,260

5. Approval of the Amendment to the 2013 Omnibus Non-Employee Director Incentive Plan: Our stockholders approved the amendment to the 2013 Omnibus Non-Employee Director Incentive Plan.

For	Against	Abstain	Broker Non-Votes
444,564,650	55,818,332	162,577	29,758,260

6. Approval of the Adoption of Our Fourth Amended and Restated Certificate of Incorporation to Update and Streamline References to Our National Securities Exchange Subsidiaries, their Members, and the Holding Companies that Control Such Exchanges, and Delete References to Certain Other Subsidiaries: Our stockholders have approved the adoption of our Fourth Amended and Restated Certificate of Incorporation to update and streamline references to our national securities exchange subsidiaries, their members, and the holding companies that control such exchanges, and delete references to certain other subsidiaries.

For	Against	Abstain
528,720,514	485,374	1,097,931

7. Approval of the Adoption of Our Fourth Amended and Restated Certificate of Incorporation to Remove an Obsolete Proviso Cross-Referencing a Section of Our Bylaws that was Deleted After the Sale of the Euronext Business in 2014: Our stockholders have approved the adoption of our Fourth Amended and Restated Certificate of Incorporation to remove an obsolete proviso cross-referencing a section of our bylaws that was deleted after the sale of the Euronext business in 2014.

For	Against	Abstain
528,798,558	452,160	1,053,101

8. Ratification of Appointment of Independent Registered Public Accounting Firm: Our stockholders ratified the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

For	Against	Abstain
524,484,288	5,528,446	291,085

9. Advisory Vote on Stockholder Proposal Regarding the Preparation of a Report Assessing Environmental, Social and Governance (“ESG”) Market Disclosure Expectations: Our stockholders did not approve the stockholder proposal regarding the preparation of a report assessing ESG market disclosure expectations. Our Board recommended voting against the ESG stockholder proposal.

For	Against	Abstain	Broker Non-Votes
48,365,211	431,704,300	20,476,048	29,758,260

Item 8.01	Other Events.

Effective as of May 19, 2017, the Board also approved changes to the membership of its committees, which are now composed as follows:

Audit Committee: Judith Sprieser (Chairperson), Charles Crisp, Duriya Farooqui and Vincent Tese

Nominating and Corporate Governance Committee: Fred Salerno (Chairperson), Jean-Marc Forneri, Fred Hatfield and Judith Sprieser

Compensation Committee: Vincent Tese (Chairperson), Charles Crisp, Lord Hague of Richmond and Fred Hatfield

Risk Committee: Thomas Noonan (Chairperson), Ann Cairns, Jean-Marc Forneri and Lord Hague of Richmond

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

INTERCONTINENTAL EXCHANGE, INC.

Date: May 22, 2017	By:	/s/ Andrew J. Surdykowski
Andrew J. Surdykowski
Senior Vice President, Associate General Counsel